SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                          ----------------------------
                           THE SECURITIES ACT OF 1933
                           --------------------------


                          Parallax Entertainment, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

                 Texas                                     75-2713701
        --------------------------                        ---------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation  or organization)                    Identification No.)

             14110 N. Dallas Parkway, Suite 130, Dallas, Texas 75240
             ------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                       Employee/Consultant Stock Plan 2001
                            ------------------------
                            (Full title of the plan)

  Gust Kepler, C.E.O., 14110 N. Dallas Parkway, Suite 130, Dallas, Texas 75240
   ---------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (972) 726-9203
                                 ---------------
          (Telephone number, including area code, of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR REINVESTMENT PLAN, CHECK THE FOLLOWING BOX; [X]

                             CALCULATION OF REGISTRATION FEE

                                                         Proposed
                                       Proposed          maximum
Title of securities  Amount to be      maximum offering  aggregate offering   Amount of
to be registered     registered        price per share   price                registration fee
-------------------  ----------------  ----------------  -------------------  ----------------
Common Stock         1,450,000 Shares  $ 1.15(1)           $1,667,500             $417


(1) Computed pursuant to Rule 457 solely of the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The fee is based upon the average of the closing bid and ask price of the common stock reported on the NASD Bulletin Board for October 10, 2001. Includes shares of common stock, and common stock underlying options, to be granted by determination of the Board.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          -------------------------------------------------------------


Item  1  -  Plan Information
----------------------------

Pursuant to Rule 428(b)(1), the information required by Part I is included in documents sent or given to each consultant of Parallax Entertainment, Inc., a Texas corporation (herein "Registrant" or "Company").

Item  2  -  Registrant Information and Employee Plan Annual Information
-----------------------------------------------------------------------

Plan participants have been advised of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part  II  of  this  registration   statement,   and  that  these  documents  are
incorporated by reference in the prospectus, and the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 424 (b). The address (to the attention of the President of the Company) and telephone number to which the request is to be directed is as follows: Gust Kepler, C.E.O., 14110 N. Dallas Parkway, Suite 130, Dallas, Texas 75240 Phone: 972-726-9203.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          ------------------------------------------------------------

Item  3  -  Incorporation of Documents by Reference
---------------------------------------------------

The following documents are incorporated by reference to this Registration Statement and made a part hereof:

     (a) the Registrant's Registration Statement on Form 10-SB12(G), including financial statements for the fiscal year ended December 31, 2000 and exhibits, filed under Section 12(g) of the Securities Act of 1934, as amended (the "Exchange Act");

     (b)  Form 10QSB for the quarter ended June 30, 2001;

     (c) all other reports, including amendments, filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant Annual Report document referred to in (a) immediately above;

     (d) the description of the Company's Common Stock set forth under the caption "Description of Securities" in the Company's Registration Statement on Form 10SB, is hereby Incorporated by reference.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4  -  Description of Securities
-------------------------------------

Not applicable.

Item  5  -  Interests of Named Experts and Counsel
--------------------------------------------------

Not  Applicable.

Item  6  -  Indemnification of Directors and Officers
-----------------------------------------------------

The Company's Articles of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. Such provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors.

Section 2.02-1 of the Texas Business Corporation Act permits indemnification of directors and officers of the Company and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Company, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Company or at the request of the Company, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith.

The circumstances under which indemnification is granted in an action brought on behalf of the Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Company.

No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any act or omission in such capacity except to the extent Texas law expressly precludes limitation of such personal liability, which it does when the director is found liable for a breach of duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or intentional misconduct or knowing violation of law, a transaction from which the director received an improper benefit or any other case where liability is provided by statute.

The foregoing is a summary of indemnification provisions and is limited with reference to the actual complete language of the indemnification provisions.

Item  7  -  Exemption  from  Registration  Claimed.
---------------------------------------------------

Not  Applicable.

Item  8  -  Exhibits.
---------------------

See  -  Exhibits  and  Exhibit  Index  below.

Item  9  -  Undertakings.
-------------------------

     a.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (Sec.239.13 of this chapter) or Form S-8 (Sec.239.16b of this chapter) or Form F-3 (Sec.239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on October 12, 2001.


Parallax Entertainment, Inc.

By:  /s/  Gust Kepler
   -------------------------------
      Gust Kepler,
      Chief Executive Officer
     (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Parallax Entertainment,  Inc.

By:  /s/ Gust Kepler
   -------------------------------
   Gust Kepler, Chief Financial Officer, Director
   (Principal Financial Officer and Director)

October 12, 2001

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    EXHIBITS
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PARALLAX ENTERTAINMENT, INC.
                                 ---------------
                                  EXHIBIT INDEX
                                  -------------


No.     Description                             Document                   Page
-------------------------------------------------------------------------------
4      Instruments Defining Rights of Securities Holders

4.1                                             Articles of Incorporation    *
4.2                                             Bylaws                       *

5      Opinion re:  Legality                    Letter                       E-1

24     Consents of Experts and Counsel

24.1                                            Legal Consent                E-1
                                                (included in Exhibit 5)
24.2                                            Accountants Consent          E-6

10     Additional  Exhibits

10.1                                            Employee Consultant Stock    E-3
                                                Plan 2001

--------------------

* Incorporated by reference to the Company's SEC Files, No. 000-32585